UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2004

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                          0-12957               22-2372868
(State or other jurisdiction of            (Commission            (IRS Employer
        incorporation)                    File Number)           Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) announced today that effective May 10, 2004 Arthur J. Higgins will resign from his position as chief executive officer of Enzon and become chairman and chief executive officer of Bayer Healthcare, a $10 billion dollar global diversified healthcare company headquartered in Leverkussen, Germany. Mr. Higgins will remain as Enzon's chairman of the board at least through the election of his successor. Russell Reynolds, a leading executive search firm for the Life Science industry, has been retained by the Company and will head the search for a successor.

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), which are all marketed in North America by Enzon's hospital and oncology sales forces. Enzon's science-focused strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

For further information on Enzon please refer to the Company's website at www.enzon.com.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2004


                                        By: /s/ Kenneth J. Zuerblis
                                            ---------------------------------
                                            Kenneth J. Zuerblis
                                            Vice President, Finance and
                                            Chief Financial Officer